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EXHIBIT 10.39

NUVASIVE, INC.

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT is entered into as of January 9, 2003, by and between COMERICA BANK—CALIFORNIA ("Bank") and NUVASIVE, INC., a Delaware corporation ("Borrower").

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

        1.    DEFINITIONS AND CONSTRUCTION.

          1.1    Definitions.    As used in this Agreement all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

          1.2    Accounting Terms.    Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP when applicable. The term "financial statements" shall include the accompanying notes and schedules.

        2.    LOAN AND TERMS OF PAYMENT.

          2.1    Credit Extensions.

            (a)    Promise to Pay.    Borrower promises to pay to Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

            (b)    Revolving Advances.

              (i)    Amount.    Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Committed Revolving Line less any amounts outstanding under Sublimit A, Sublimit B and Sublimit C, or (B) with respect to Advances other than Sublimit A Advances, the Take-Out Advance or the Equipment Advances, the Borrowing Base; and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

              (ii)    Form of Request.    Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Pacific time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages

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      or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1(b) to Borrower's deposit account.

              (iii)    Sublimit A: Non-Formula Revolving Line.    Subject to the availability under the Committed Revolving Line, and in reliance on the representations and warranties of Borrower set forth herein, Bank agrees to make advances (each a "Sublimit A Advance" and collectively, the "Sublimit A Advances") to Borrower at any time and from time to time from the date hereof through the Business Day immediately prior to the Revolving Maturity Date. Borrower may request Sublimit A Advances up to the Sublimit A Amount on a non-formula basis. Borrower shall not be required to submit a Borrowing Base Certificate with any request for a Sublimit A Advance. The outstanding amount of Sublimit A Advances shall be deemed to constitute Advances for the purpose of calculating availability under the Committed Revolving Line.

              (iv)    Sublimit B: Non-Formula Take-Out Advance.

                a)    Subject to and upon the terms and conditions of this Agreement, Bank agrees to make an advance (the "Take-Out Advance") on the Closing Date. The Take-Out Advance shall not exceed the Sublimit B Amount, nor shall the Take-Out Advance exceed the Payoff Demand Amount. The Take-Out Advance shall be made on a non-formula basis. Borrower shall not be required to submit a Borrowing Base Certificate in connection with the Take-Out Advance.

                b)    Interest shall accrue from the date of the Take-Out Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). The Take-Out Advance shall be payable as follows: the Take-Out Advance shall be payable in 12 equal monthly installments of principal, plus all accrued interest, beginning on January 31, 2003 and continuing on the same day of each month thereafter through the Take-Out Maturity Date, at which time all amounts due in connection with the Take-Out Advance made under this Section 2.1(c) shall be immediately due and payable. Borrower may prepay the Take-Out Advance without penalty or premium.

                c)     Bank is authorized to make the Take-Out Advance under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer. Such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit C. Bank shall be entitled to rely on any telephonic notice given by a person whom Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will wire the Take-Out Advance in accordance with the instructions specified in the Payoff Demand.

              (v)    Sublimit C: Non-Formula Equipment Advances.

                a)    Subject to and upon the terms and conditions of this Agreement, Bank agrees to make advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") to Borrower in four tranches, Tranche A, Tranche B, Tranche C and Tranche D. Borrower may request Equipment Advances under Tranche A at any time from the date hereof through the Tranche A Availability End Date. Borrower may request Equipment Advances under Tranche B at any time from the Tranche A Availability End Date through the Tranche B Availability End Date. Borrower may request Equipment Advances under Tranche C at any time from the Tranche B Availability End Date through the Tranche C Availability End Date.

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        Borrower may request Equipment Advances under Tranche D at any time from the Tranche C Availability End Date through the Tranche D Availability End Date. Borrower may request Advances for Equipment Soft Costs up to 60% of the Equipment Line. The aggregate outstanding amount of Tranche A Equipment Advances, Tranche B Equipment Advances, Tranche C Equipment Advances and Tranche D Equipment Advances (including any Advances for Equipment Soft Costs) shall not exceed the Sublimit C Amount. The minimum draw for any Equipment Advance shall be $50,000. Each Equipment Advance shall not exceed 100% of the invoice amount of equipment approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense. The Equipment Advances shall be made on a non-formula basis. Borrower shall not be required to submit a Borrowing Base Certificate in connection with any Equipment Advance.

                b)    Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Equipment Advances that are outstanding under Tranche A on the Tranche A Availability End Date shall be payable in 33 equal monthly installments of principal, plus all accrued interest, beginning on April 30, 2003, and continuing on the same day of each month thereafter through the Tranche A Maturity Date, at which time all amounts due in connection with Tranche A Equipment Advances made under this Section 2.1(v) shall be immediately due and payable. Any Equipment Advances that are outstanding under Tranche B on the Tranche B Availability End Date shall be payable in 33 equal monthly installments of principal, plus all accrued interest, beginning on July 31, 2003, and continuing on the same day of each month thereafter through the Tranche B Maturity Date, at which time all amounts due in connection with Tranche B Equipment Advances made under this Section 2.1(v) shall be immediately due and payable. Any Equipment Advances that are outstanding under Tranche C on the Tranche C Availability End Date shall be payable in 33 equal monthly installments of principal, plus all accrued interest, beginning on October 30, 2003, and continuing on the same day of each month thereafter through the Tranche C Maturity Date, at which time all amounts due in connection with Tranche C Equipment Advances made under this Section 2.1(v) shall be immediately due and payable. Any Equipment Advances that are outstanding under Tranche D on the Tranche D Availability End Date shall be payable in 33 equal monthly installments of principal, plus all accrued interest, beginning on January 31, 2004, and continuing on the same day of each month thereafter through the Tranche D Maturity Date, at which time all amounts due in connection with Tranche D Equipment Advances made under this Section 2.1(v) and any other amounts due under this Agreement shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed except to the extent such repayment results in availability under the Revolving Line. Borrower may prepay any Equipment Advances without penalty or premium.

                (c)   When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank by facsimile transmission to be received no later than 3:00 p.m. Pacific time three Business Days before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

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          2.2    Overadvances.    If the aggregate amount of the outstanding Advances exceeds the lesser of (i) the Committed Revolving Line or (ii) with respect to Advances other than Sublimit A Advances, the Take-Out Advance or the Equipment Advances, the Borrowing Base at any time, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

          2.3    Interest Rates, Payments, and Calculations.

            (a)    Interest Rates.    Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to one and one-half percent (1.5%) above the Prime Rate.

            (b)    Late Fee; Default Rate.    If any payment is not made within ten days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) 5% of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default

            (c)    Payments.    Interest hereunder shall be due and payable on the last calendar day of each month during the term hereof. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts or against the Committed Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

            (d)    Computation.    In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

          2.4    Crediting Payments.    Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies, except that to the extent Borrower uses the Advances to purchase Collateral, Borrower's repayment of the Advances shall apply on a "first-in-first-out" basis so that the portion of the Advances used to purchase a particular item of Collateral shall be paid in the chronological order the Borrower purchased the Collateral. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5    Fees.    Borrower shall pay to Bank the following:

            (a)    Facility Fee.    On or before the Closing Date, a Facility Fee equal to $20,000, which shall be nonrefundable. Borrower has made a good faith deposit in the amount of $10,000, which shall be applied toward the Facility Fee;

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            (b)    Bank Expenses.    On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, within thirty (30) days after Bank provides written evidence and demand for payment to Borrower of such Bank Expenses.

          2.6    Term.    This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

        3.    CONDITIONS OF LOANS.

          3.1    Conditions Precedent to Initial Credit Extension.    The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a)   this Agreement;

            (b)   an officer's certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (c)   a financing statement (Form UCC-1);

            (d)   a Payoff Demand from Transamerica Business Credit Corporation in the form attached hereto as Exhibit H;

            (e)   a landlord waiver in the form attached hereto as Exhibit G;

            (f)    agreement to provide insurance;

            (g)   payment of the fees and Bank Expenses then due specified in Section 2.5;

            (h)   current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

            (i)    current financial statements in accordance with Section 6.2;

            (j)    a warrant to purchase $150,000 worth of Borrower's Series D-1 Preferred Stock at an exercise price of $2.53 per share in the form attached hereto as Exhibit I;

            (k)   a warrant to purchase 25,671 shares of Borrower's common stock at an exercise price of $0.25 per share in the form attached hereto as Exhibit J;

            (l)    Borrower shall have established deposit accounts at Bank, including but not limited to Borrower's operating accounts, with balances sufficient to satisfy the Minimum Cash covenant set forth in Section 6.7(a) of this Agreement after taking into account the amount of the initial Credit Extension; and

            (m)  such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

          3.2    Conditions Precedent to Initial Advance Against Borrower's Accounts Receivable.    The obligation of Bank to make the initial Credit Extension under the Revolving Facility (other than Advances under Sublimit A, Sublimit B and Sublimit C) is subject to the further condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a)   an audit of the Collateral, the results of which shall be satisfactory to Bank;

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            (b)   a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.

          3.3    Conditions Precedent to all Credit Extensions.    The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

            (a)   timely receipt by Bank of the Payment/Advance Form as provided in Section 2.1;

            (b)   if the Advance is other than an Advance under Sublimit A, Sublimit B or Sublimit C, timely receipt by Bank of a current Borrowing Base Certificate showing availability under the Revolving Facility; and

            (c)   the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

        4.    CREATION OF SECURITY INTEREST.

          4.1    Grant of Security Interest.    Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

          4.2    Perfection of Security Interest.    Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that describe the Collateral and to describe the Collateral as all assets of Borrower of the kind pledged hereunder and which contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be signed by Bank on behalf of Borrower, as provided in the Code, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank is required by applicable law to perfect its security interest by possession, or where Bank takes and/or maintains possession of the Collateral in the exercise of Bank's rights and remedies under Section 9 of this Agreement. Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Bank reasonably requests for Bank to (i) obtain an acknowledgment, in form and substance satisfactory to Bank, of the bailee that the bailee holds such Collateral for the benefit of Bank, (ii) obtain "control" of any Collateral consisting of investment property, deposit

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  accounts, letter-of-credit rights or electronic chattel paper (as such items and the term "control" are defined in Revised Article 9 of the Code), with any agreements establishing control to be in form and substance satisfactory to Bank. Borrower will not create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper.

          4.3    Right to Inspect.    Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

        5.    REPRESENTATIONS AND WARRANTIES.

        Borrower represents and warrants (except as set forth in the Schedule, which exceptions shall be deemed to be representations and warranties as if made hereunder) as follows:

          5.1    Due Organization and Qualification.    Borrower and each Subsidiary is a corporation duly existing under the laws of the Debtor State and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

          5.2    Due Authorization; No Conflict.    The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

          5.3    Collateral.    Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. All Collateral is located solely in the Collateral States. The Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor whose accounts are included in any Borrowing Base Certificate as an Eligible Account. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral is maintained or invested with a Person other than Bank or Bank's affiliates.

          5.4    Intellectual Property.    Borrower is the sole owner of the Intellectual Property, except for licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower's knowledge (but without having conducted any investigation or search), each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to cause a Material Adverse Effect.

          5.5    Name; Location of Chief Executive Office.    Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive

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  office of Borrower is located in the Chief Executive Office State at the address indicated in Section 10 hereof.

          5.6    Litigation.    Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision would reasonably be expected to have a Material Adverse Effect, or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral.

          5.7    No Material Adverse Change in Financial Statements.    All consolidated financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.8    Solvency, Payment of Debts.    Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

          5.9    Compliance with Laws and Regulations.    Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). To its knowledge, Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act, violation of which would have a Material Adverse Effect. To its knowledge, Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. To its knowledge, Borrower has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes would not reasonably be expected to have a Material Adverse Effect.

          5.10    Subsidiaries.    Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.11    Government Consents.    To its knowledge, Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

          5.12    [Intentionally omitted.]

          5.13    Full Disclosure.    No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank in connection with the transactions contemplated by the Loan Documents, taken together with all such certificates and written statements furnished to Bank, contains any untrue statement of a material fact or omits to state a

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  material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

        6.    AFFIRMATIVE COVENANTS.

        Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

          6.1    Good Standing and Government Compliance.    Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation, shall maintain qualification and good standing in each jurisdiction in which the failure to so qualify would reasonably be likely to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, except where the failure to meet such requirements would not reasonably be expected to have a Material Adverse Effect. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so would have a Material Adverse Effect. Borrower shall comply, in all material respects, and shall cause each Subsidiary to comply, in all material respects, with all statutes, laws, ordinances and government rules and regulations to which it is subject, except where the failure to meet such requirements would not reasonably be likely to have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank's Lien on the Collateral.

          6.2    Financial Statements, Reports, Certificates.    Borrower shall deliver to Bank: (a) as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within 120 days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (e) such budgets, sales projections, operating plans or other financial information generally prepared by Borrower in the ordinary course of business as Bank may reasonably request from time to time.

            (a)   Within 20 days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable.

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            (b)   Within 30 days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit E hereto.

            (c)   As soon as possible and in any event within five calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

            (d)   Bank shall have a right from time to time hereafter to audit Borrower's Accounts and appraise Collateral at Borrower's expense (not to exceed $2,500 per audit except for Bank's initial audit, which shall not exceed $3,500), provided that such audits will be conducted no more often than every 6 months unless an Event of Default has occurred and is continuing. Based on Bank's review of such audit, Bank may adjust the Borrower Base percentage in its sole and reasonable discretion.

          6.3    Inventory; Returns.    Borrower shall keep all Inventory in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist on the Closing Date. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than $100,000.

          6.4    Taxes.    Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.5    Insurance.

            (a)   Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower's.

            (b)   All such policies of insurance shall be in such form, with such companies, and in such amounts as reasonably satisfactory to Bank. All policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee, and all liability insurance policies shall show Bank as an additional insured and specify that the insurer must give at least 20 days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower's option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest, subject to Permitted Liens. If an Event of Default has occurred and

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    is continuing, all proceeds payable under any such policy shall, at Bank's option, be payable to Bank to be applied on account of the Obligations.

          6.6    Primary Depository.    Borrower shall maintain its primary depository, operating and at least 50% of its investment accounts with Bank or Bank's affiliates.

          6.7    Financial Covenants.    Borrower shall at all times maintain the following financial ratios and covenants, measured as of the last day of each calendar month unless stated otherwise:

            (a)    Minimum Cash.    Borrower to maintain minimum Unrestricted Cash of not less than the greater of: (i) 50% of all Indebtedness owed to Bank, or (ii) $1,500,000.

          6.8    [Intentionally omitted.]

          6.9    Continued Investor Support.    Until such time that Borrower has achieved two consecutive quarters of profitability, Borrower shall provide Bank from time to time, within five (5) business days following any request by Bank, a written certification (such form of certification to be in substantially the form attached hereto as Exhibit F) from the managing director of Enterprise Partners Venture Capital serving on Borrower's board of directors at the time of such certification.

          6.10    [Intentionally omitted.]

          6.11    Further Assurances.    At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement

        7.    NEGATIVE COVENANTS.

        Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Bank's prior written consent, which shall not be unreasonably withheld:

          7.1    Dispositions.    Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of the Collateral, other than Permitted Transfers.

          7.2    Change in Name, Location or Executive Office, Change in Business; Change in Fiscal Year: Change in Control.    Change its name, the Borrower State, or relocate its chief executive office without 30 days prior written notification to Bank; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; have a Change in Control.

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          7.3    Mergers or Acquisitions.    Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate exceed $100,000 and (ii) no Event of Default has occurred, is continuing or would exist after giving effect to the transactions.

          7.4    Indebtedness.    Create, incur, assume, guarantee or be or remain liable with respect to any indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness (other than the Indebtedness to Transamerica Business Credit Corporation to be paid with the Take-Out Advance) or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Bank.

          7.5    Intellectual Property.    (a) Transfer or encumber any interest in the Intellectual Property, except for non-exclusive licenses granted by Borrower in the ordinary course of its business; or (b) create or permit to exist any agreement or covenant in favor of any Person other than Bank that restricts Borrower's ability to transfer or encumber any interest in the Intellectual Property, except for licenses entered into by Borrower in the ordinary course of its business.

          7.6    Encumbrances.    Create, incur, assume or allow any Lien with respect to any of the Collateral, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of the Collateral.

          7.7    Distributions.    Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may repurchase stock in connection with Permitted Investments.

          7.8    Investments.    Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its funds or financial assets with a Person other than Bank or Bank's affiliates unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

          7.9    Transactions with Affiliates.    Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for Permitted Investments and except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

          7.10    Subordinated Debt.    Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Bank's rights contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.11    Inventory and Equipment.    Store the Inventory or the Equipment with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank's security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank's benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory and Equipment only at the location set forth in Section 10 and

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  such other locations of which Borrower gives Bank prior written notice and as to which Bank files a financing statement where needed to perfect its security interest.

          7.12    No Investment Company.    Become or be controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

        8.    EVENTS OF DEFAULT.

        Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1    Payment Default.    If borrower fails to pay any of the Obligations within ten (10) days of the date when due;

          8.2    Covenant Default.

            (a)   If Borrower fails to perform any obligation under Article 6 (subject to Section 8.2(b) below as to Sections 6.1, 6.2 and 6.3) or violates any of the covenants contained in Article 7 of this Agreement; or

            (b)   If Borrower fails to perform any obligation under Section 6.1, 6.2 or 6.3 of this Agreement, or fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten day period or cannot after diligent attempts by Borrower be cured within such ten day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed 30 days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

          8.3    Defective Perfection.    If Bank shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Bank's security interest in the Collateral is not prior to all other security interests or Liens of record reflected in the report;

          8.4    Material Adverse Change.    Effective from and after such time that Borrower has achieved two consecutive quarters of profitability, if there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.5    Attachment.    If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is

13

  stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be required to be made during such cure period);

          8.6    Insolvency.    If Borrower becomes insolvent; or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within 45 days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

          8.7    Other Agreements.    If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of $100,000 or that could have a Material Adverse Effect;

          8.8    Subordinated Debt.    If Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

          8.9    Judgments.    If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $100,000 shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of 10 days (provided that no Credit Extensions will be made prior to the satisfaction or stay of the judgment); or

          8.10    Misrepresentations.    If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; it being recognized by Bank that projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts, and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

        9.    BANK'S RIGHTS AND REMEDIES.

          9.1    Rights and Remedies.    Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

            (a)   Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Bank);

            (b)   Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

            (c)   Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

            (d)   Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in

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    order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or other wise;

            (e)   Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

            (f)    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

            (g)   Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

            (h)   Bank may credit bid and purchase at any public sale; and

            (i)    Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

            (j)    Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

  Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

          9.2    Power of Attorney.    Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Bank may exercise such power of attorney

15

  to sign the name of Borrower on any of the documents described in clause and (g) above regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3    Accounts Collection.    At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4    Bank Expenses.    If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

          9.5    Bank's Liability for Collateral.    Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6    No Obligation to Pursue Others.    Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank's rights against Borrower. Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

          9.7    Remedies Cumulative.    Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

          9.8    Demand; Protest.    Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

        10.    NOTICES.

        Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except

16

for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:	Nuvasive, Inc. 10065 Old Grove Road San Diego, California 92131 Attn: President FAX: (858) 271 7101
If to Bank:	Comerica Bank—California 9920 La Cienega Boulevard, Suite 1401 Inglewood, California 90301 Attn: Manager FAX: (310)338 6110
with a copy to:	Comerica Bank—California Technology and Life Sciences Division 11512 El Camino Real, Suite 350 San Diego, California 92130 Attn: Peter M. Drees FAX: (858) 509 2365

        The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

        11.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

        This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of San Diego, State of California. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

        12.    GENERAL PROVISIONS.

          12.1    Successors and Assigns.    This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may not be unreasonably withheld. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits hereunder.

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          12.2    Indemnification.    Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) an obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          12.3    Time of Essence.    Time is of the essence for the performance of all obligations set forth in this Agreement

          12.4    Severability of Provisions.    Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          12.5    Amendments in Writing, Integration.    All amendments to or terminations of this Agreement must be in writing. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          12.6    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          12.7    Survival.    All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          12.8    Confidentiality.    In handling any confidential information Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they are institutional lenders and in no way competitors of Borrower, and provided further that such prospective transferees and purchasers have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information. Confidential information of Borrower shall not be used by Bank except as expressly permitted by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

NUVASIVE, INC.
By:	/s/ KEVIN O'BOYLE
Title:	CFO
COMERICA BANK—CALIFORNIA
By:	/s/ PETER M. DREES
Title:	Vice President

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EXHIBIT A

DEFINITIONS

        "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

        "Advance" or "Advances" means a cash advance or cash advances under the Revolving Facility.

        "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors, and partners.

        "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

        "Borrower State" means Delaware, the state under whose laws Borrower is organized.

        "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

        "Borrowing Base" means an amount up to 80% of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower; provided, that Bank may change the foregoing percentage in its sole and reasonable discretion as set forth in Section 6.2(d) of this Agreement.

        "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

        "Change in Control" shall mean a transaction in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

        "Chief Executive Office State" means California, where Borrower's chief executive office is located.

        "Closing Date" means the date of this Agreement.

        "Code" means the California Uniform Commercial Code as amended or supplemented from time to time.

        "Collateral" means the property described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation,

Sections 9406 and 9408 of the Code), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

        "Collateral State" means the state or states where the Collateral is located, which is California.

        "Committed Revolving Line" means a Credit Extension of up to $5,000,000 (inclusive of any amounts outstanding under Sublimit A, Sublimit B and Sublimit C).

        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

        "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

        "Credit Extension" means each Advance, Equipment Advance, or any other extension of credit by Bank to or for the benefit of Borrower hereunder.

        "Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.3; provided, that Bank in the exercise of its reasonable business judgment may change the standards of eligibility by giving Borrower 30 days prior written notice. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

  (a)
  Accounts that the account debtor has failed to pay in full within 90 days of invoice date;

  (b)
  Accounts with respect to an account debtor, 25% of whose Accounts the account debtor has failed to pay within 90 days of invoice date;

  (c)
  Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

  (d)
  Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

  (e)
  Accounts with respect to which the account debtor is an Affiliate of Borrower;

  (f)
  Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

  (g)
  Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States, except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

  (h)
  Accounts with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to Borrower;

  (i)
  Accounts with respect to an account debtor, including Subsidiaries and Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

  (j)
  Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

  (k)
  Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful.

        "Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

        "Environmental Laws" means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

        "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

        "Equipment Advance" has the meaning set forth in Section 2.1(b)(v).

        "Equipment Line" means a Credit Extension of up to $1,000,000.

        "Equipment Soft Costs" means tenant improvements, software, and demonstration equipment.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

        "Event of Default" has the meaning assigned in Article 8.

        "GAAP" means generally accepted accounting principles, consistently applied, as in effect from time to time.

        "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

        "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

        "Intellectual Property" means all of Borrower's right, title, and interest in and to the following:

  (a)
  Copyrights, Trademarks and Patents;

  (b)
  Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held,

  (c)
  Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

  (d)
  Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

  (e)
  All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

  (f)
  All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

  (g)
  All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

        "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

        "Investment" means any beneficial ownership of (including stock, partnership or limited liability company interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

        "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

        "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

        "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

        "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

        "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an

Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

        "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

        "Payoff Demand" means a written demand in the form attached hereto as Exhibit H.

        "Payoff Demand Amount" means the amount set forth in the Payoff Demand.

        "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank

        "Permitted Indebtedness" means:

  (a)
  Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

  (b)
  Indebtedness existing on the Closing Date and disclosed in the Schedule;

  (c)
  Indebtedness not to exceed $100,000 in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term "Permitted Liens," provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

  (d)
  Subordinated Debt;

  (e)
  Indebtedness to trade creditors incurred in the ordinary course of business;

  (f)
  Indebtedness secured by Permitted Liens;

  (g)
  Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

        "Permitted Investment" means:

  (a)
  Investments existing on the Closing Date disclosed in the Schedule;

  (b)
  (i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor's Corporation or Moody's Investors Service, (iii) Bank's certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank's money market accounts;

  (c)
  Repurchases of stock from present or former employees, officers, directors or consultants of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed $100,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such present or former employees, officers, directors or consultants to Borrower regardless of whether an Event of Default exists;

  (d)
  Investments accepted in connection with Permitted Transfers;

  (e)
  Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $100,000 in the aggregate in any fiscal year;

  (f)
  Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business or as approved by Borrower's Board of Directors, and (ii) loans to employees, officers, directors or consultants relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements or other agreements or arrangements approved by Borrower's Board of Directors;

  (g)
  Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower's business;

  (h)
  Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

  (i)
  Joint ventures, strategic alliances, development agreements or similar arrangements in the ordinary course of Borrower's business or approved by the Borrower's Board of Directors.

        "Permitted Liens" means the following:

  (a)
  Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Take-Out Advance) or arising under this Agreement or the other Loan Documents; provided, however, that the lien in favor of Transamerica Business Credit Corporation shall be considered a Permitted Lien for a period not to exceed thirty (30) days after the Closing Date;

  (b)
  Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Bank's security interests;

  (c)
  Liens not to exceed $100,000 in the aggregate (i) upon or in any Equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

  (d)
  Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

  (e)
  Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9;

  (f)
  Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts; and

  (g)
  Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a Material Adverse Effect on borrower and its Subsidiaries taken as a whole.

        "Permitted Transfer" means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

  (a)
  Inventory in the ordinary course of business;

  (b)
  licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business or as approved by Borrower's Board of Directors;

  (c)
  worn-out or obsolete Equipment not financed with the proceeds of Equipment Advances; or

  (d)
  other assets of Borrower or its Subsidiaries which do not in the aggregate exceed $100,000 during any fiscal year.

        "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

        "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

        "Responsible Officer" means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

        "Revolving Facility" means the facility under which Borrower may request Bank to issue Advances, as specified in Section 2.1(b) hereof

        "Revolving Maturity Date" means December 31, 2003.

        "Schedule" means the schedule of exceptions attached hereto and approved by Bank, if any.

        "SOS Reports" means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

        "Sublimit A" means a sublimit for non-formula Advances under the Committed Revolving Line not to exceed $750,000.

        "Sublimit A Amount" means $750,000.

        "Sublimit B" means a sublimit for a Take-Out Advance under the Committed Revolving Line not to exceed $1,500,000.

        "Sublimit B Amount" means $1,500,000.

        "Sublimit C" means a sublimit for Equipment Advances under the Committed Revolving Line not to exceed $1,000,000.

        "Sublimit C Amount" means $1,000,000.

        "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank).

        "Subsidiary" means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of

Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

        "Take-Out Advance" has the meaning set forth in Section 2.1(b)(iv).

        "Take-Out Availability End Date" means December 31, 2002.

        "Take Out Maturity Date" means December 31, 2003.

        "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

        "Tranche A" has the meaning assigned in Section 2.1(b)(v).

        "Tranche B" has the meaning assigned in Section 2.1(b)(v).

        "Tranche A Equipment Advance" or "Tranche A Equipment Advances" means any Equipment Advances(s) made under Tranche A.

        "Tranche B Equipment Advance" or "Tranche B Equipment Advances" means any Equipment Advances(s) made under Tranche B.

        "Tranche C Equipment Advance" or "Tranche C Equipment Advances" means any Equipment Advances(s) made under Tranche C.

        "Tranche D Equipment Advance" or "Tranche D Equipment Advances" means any Equipment Advances(s) made under Tranche D.

        "Tranche A Availability End Date" means March 31, 2003.

        "Tranche B Availability End Date" means June 30, 2003.

        "Tranche C Availability End Date" means September 30, 2003.

        "Tranche D Availability End Date" means December 31, 2003.

        "Tranche A Maturity Date" means December 31, 2005.

        "Tranche B Maturity Date" means March 31, 2006.

        "Tranche C Maturity Date" means June 30, 2006.

        "Tranche D Maturity Date" means September 30, 2006.

        "Unrestricted Cash" means cash and cash equivalents at Bank or Bank's affiliates subject to applicable control agreements.

DEBTOR	NUVASIVE, INC.
SECURED PARTY:	COMERICA BANK—CALIFORNIA

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

        All personal property of Borrower (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

  (a)
  all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

  (b)
  any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

        Notwithstanding the foregoing, the Collateral shall not be deemed to include: (i) any copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (herein collectively referred to as "Copyrights"); any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (herein collectively referred to as "Trademarks"); any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (herein collectively referred to as "Patents"); any trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held; any design rights which may be available to Borrower now or hereafter existing, created, acquired or held; any claim for damages by way of past, present and future infringement of any of the rights included above; any licenses or other rights to use any of the Copyrights, Patents or Trademarks; any amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents, including all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing; or (ii) any property subject to a security interest or lien arising out of that certain Master Lease Agreement by and between Borrower and Comdisco, Inc. dated September 17, 1999, including all schedules and addendums thereto; or (iii) any property subject to a security interest or lien arising out of that certain Equipment Loan and Security Agreement dated December 27, 2001, between Borrower and GATX Ventures, Inc.

EXHIBIT C

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO: COMERICA BANK—CALIFORNIA—LOAN COMPLIANCE DEPARTMENT	DATE:

FAX #: (650) 846 6830	TIME:

FROM:	NUVASIVE, INC.

CLIENT NAME (BORROWER)
REQUESTED BY:

AUTHORIZED SIGNER'S NAME
AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT:	TO ACCOUNT:

REQUESTED TRANSACTION TYPE	REQUEST DOLLAR AMOUNT
$

PRINCIPAL INCREASE (ADVANCE)	$

PRINCIPAL PAYMENT (ONLY)	$

INTEREST PAYMENT (ONLY)	$

PRINCIPAL AND INTEREST (PAYMENT)	$

OTHER INSTRUCTIONS:

All representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

BANK USE ONLY
 TELEPHONE REQUEST

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #

Received By (Bank)	Phone #

Authorized Signature (Bank)

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: NUVASIVE, INC.	Lender: Comerica Bank—California
Commitment Amount: $5,000,000 (less Sublimits)

COMMITTED REVOLVING LINE:				$5,000,000
LESS
Outstanding on Sublimit A (Non-Formula Revolving Line up to $750M)		$
Outstanding on Sublimit B (Take-Out Advance up to $1.5MM)		$
Outstanding on Sublimit C (Equipment Advances up to $1 MM)		$
MAXIMUM LOAN AVAILABILITY [Insert on Line 16 below]			$
ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$
ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)		$
4.	Amounts over 90 days due	$
5.	Balance of 25% over 90 day accounts	$
6.	Concentration Limits	$
7.	Foreign Accounts	$
8.	Governmental Accounts	$
9.	Contra Accounts	$
10.	Demo Accounts	$
11.	Intercompany/Employee Accounts	$
12.	Other (please explain on reverse)	$
13.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14.	Eligible Accounts (#3 minus #13)		$
15.	LOAN VALUE OF ACCOUNTS ( % of #14)		$
BALANCES
16.	Maximum Loan Availability		$
17.	Total Funds Available [Lesser of #16 or #15]		$
18.	Present balance owing on Line of Credit		$
19.	RESERVE POSITION (#17 minus #18)		$

        The undersigned represents and warrants that the foregoing is true, complete and correct in all material respects, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank—California.

NUVASIVE, INC.
By:	Authorized Signer

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	COMERICA BANK—CALIFORNIA
FROM:	NUVASIVE, INC.

The undersigned authorized officer of NUVASIVE, INC. hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending                        with all required covenants, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant	Required	Complies
Monthly financial statements	Monthly within 30 days	Yes	No
Annual (CPA Audited)	FYE within 90 days	Yes	No
10K and 10Q	(as applicable)	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 20 days	Yes	No
A/R Audit	Initial and Semi-Annual	Yes	No
Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Unrestricted Cash	Greater of: (i) 0.50 times all Indebtedness owed to Bank or (ii) $1,500,000	$	Yes	No
Comments Regarding Exceptions: See Attached	BANK USE ONLY
Sincerely,	Received by:

AUTHORIZED SIGNER
SIGNATURE
Date:

Verified:
TITLE
AUTHORIZED SIGNER
Date:

DATE	Compliance Status Yes No

EXHIBIT F

Investor Support Letter

Comerica Bank—California
11512 El Camino Real, suite 350
San Diego, CA 92130
Attn: Peter M. Drees

Dear Peter:

We understand that Comerica Bank—California (the "Bank") has agreed to provide Nuvasive, Inc. (the "Company") with a financing arrangement as evidenced by that certain Loan and Security Agreement dated January 9, 2003 (the "Agreement") and agreed to delay the effectiveness of the "Material Adverse Change" default provision in exchange for this statement.

[Name/Title], presently serves on the Board of Directors of the Company, and currently expects to remain actively involved as a Board member in its business for the reasonably foreseeable future.

[If applicable] We currently expect to participate in the next round of equity financing of the Company, currently planned to close in [specify general timing of next round] (the "Next Equity Financing"). The Next Equity Financing is currently projected to raise $                  , of which our fund currently plans to invest between $                  and $                  . Based on our current understanding of the Company's [date] business plan and cash requirements, we believe the Next Equity Financing will provide sufficient funds for the Company through [specify general time].

This letter is not a guaranty of the Company's obligations under the Agreement, nor is it a commitment to provide additional funds to the Company. It is, however, an expression of our current support of the Company.

Very truly yours,

[SIGNATURE]

EXHIBIT G

Landlord Waiver

Lessor's Acknowledgment and Subordination

As of                        , the undersigned,                                                  ("Lessor"), under the terms of a lease, a copy of which is attached hereto (the "Lease"), acknowledges that,                                     ("Lessee"), has or will receive from Comerica Bank- California ("Bank") certain credit accommodations.

Notice    Lessor agrees to notify Bank in writing (at the address specified below or at any other address given by Bank in writing to Lessor) not less than thirty (30) days before commencing any proceedings or otherwise taking any action to terminate the Lease or to enforce its remedies thereunder.

Subordination    Lessor agrees that all of Lessee's machinery, equipment, inventory, fixtures or other property ("Lessee's Property") which may be located on the leased premises shall remain the personal property of the Lessee and shall not become a fixture or part of the realty notwithstanding anything that may be implied by law from the mode of attachment, installation or otherwise. Lessor further agrees that any lien or security interest Lessor may claim against any of Lessee's Property is subordinated to any lien or security interest now or subsequently held by Bank in any of such property.

Limited Right of Entry    Lessor acknowledges that, notwithstanding any noncompliance with or default by Lessee under the Lease, the Bank shall have the limited right to enter into and remain in possession of the leased premises for a reasonable period not to exceed ninety (90) consecutive days for the purpose of enforcing its liens and security interests in Lessee's Property, including the sale and/or detachment and/or removal from the leased premises of such property. Bank shall pay to Lessor, on a monthly basis in advance (pro rata, depending on the number of days Bank is in possession), the amount equal to the current monthly rent accruing under the Lease during the period while Bank is in possession of the leased premises; provided however, that Bank shall not assume or be deemed to have assumed any obligations of Lessee under such Lease and shall not incur any liabilities or obligations whatsoever with respect to the Lease other than the payments described in this paragraph. Furthermore, Bank shall have no responsibility whatsoever for any back rent or other obligations which have accrued under the Lease prior to Bank's entry into possession under this paragraph.

No Assumption    Lessor further agrees that Bank's rights have been given for security purposes only, and that unless and until Bank agrees expressly and in writing to do so, Bank shall have no obligations whatsoever under the Lease.

ADDRESS OF LEASED PREMISES:	LESSOR:
By:
Name:
Title:
ADDRESS OF COMERICA BANK - CALIFORNIA	COMERICA BANK - CALIFORNIA
Comerica Bank - California 333 W. Santa Clara Street	By:
San Jose, CA 95113	Name:
Title:
ACKNOWLEDGEMENT OF LESSEE	LESSEE:
By:
Name:
Title:

EXHIBIT H

TRANSAMERICA	Transamerica
TECHNOLOGY FINANCE	Finance Corporation 9399 West Higgins Road Suite 600 Rosemont, IL 60018

December 30, 2002

VIA FACSIMILE: (858) 720 2555

Peter M. Drees
Comerica Bank—California
Technology and Life Sciences Division
11512 El Camino Real, Suite 350
San Diego, California 92130

Re: Nuvasive, Inc. Payoff of Transamerica Loan Facility

Dear Peter:

This letter sets forth the amounts of principal and interest due as of January 15, 2003 to pay off Transamerica's loan facility. The per diem for this loan is $338.01. Please add this amount to the total payoff for each day after January 15, 2003 that payment is received by Transamerica.

TOTAL PRINCIPAL & INTEREST DUE @ 1/15/03    $918,356.12

This letter and the amounts set forth herein shall be void if the above payment is not received by Transamerica by January 31, 2003.

Wire Instructions:

Bank Name:	Bank One, NA
Bank Address:	One Bank One Plaza
Chicago, Illinois 60670
Account No:	55-75427
ABA Routing No.:	071-000-013
Reference:	Nuvasive, Inc.
Customer No. 1457
Account Name:	Transamerica Technology Finance

If you need anything additional, please do not hesitate to contact me.

Sincerely,

/s/ Andrake Collins Andrake Collins (847) 685-1101

EXHIBIT I

Series D-1 Preferred Stock Warrant

Filed as Exhibit 10.9 to this Registration Statement

EXHIBIT J

Common Stock Warrant

Filed as Exhibit 10.8 to this Registration Statement

SCHEDULE OF EXCEPTIONS

        The section numbers in this Schedule correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Where the terms of a contract or other disclosure item have been summarized or described in this Schedule, such summary or description does not purport to be a complete statement of the material terms of such contract or other item. Any terms defined in the Agreement shall have the same meaning when used in this Schedule as when used in the Agreement unless the context otherwise requires.

Nothing herein constitutes an admission of any liability or obligation on the part of Borrower nor an admission against Borrower's interest. The inclusion of any schedule herein or any exhibit hereto should not be interpreted as indicating that Borrower has determined that such an agreement or other matter is necessarily material to Borrower. The Bank acknowledges that certain information contained in this Schedule may constitute material confidential information relating to Borrower which may not be used for any purpose other than that contemplated in the Agreement.

Permitted Indebtedness (Exhibit A)

    Reference is made to the Indebtedness arising from that certain Master Lease Agreement by and between Borrower and Comdisco, Inc. dated September 17, 1999, including all schedules and addendums thereto. (the "Comisdico Agreement").

    Reference is made to the Indebtedness arising from that certain Equipment Loan and Security Agreement dated December 27, 2001, between Borrower and GATX Ventures, Inc. (the "GATX Agreement").

    Reference is made to the Payoff Demand Amount, which shall be paid in accordance with instructions from Transamerica Business Credit Corporation set forth in the Payoff Demand. Permitted Investments (Exhibit A)

Permitted Investments (Exhibit A)

    Reference is made to Borrower's ownership interests in NuVasive (Europe) GmbH.

    Reference is made to that certain Promissory Note in the principal amount of $500,000 made by Alexis Lukianov and payable to Borrower dated as of February 25, 2000 (the "Lukianov Note") and that certain Bonus Agreement by and between the Company and Mr. Lukianov dated as of February 25, 2000 (the "Bonus Agreement"), each executed in connection with Borrower's relocation loan to Mr. Lukianov.

Permitted Liens (Exhibit A)

    Reference is made to the Liens securing the Payoff Demand, which shall be released in connection with the payment of the Payoff Demand.

    Reference is made to the Liens securing the Indebtedness evidenced by the GATX Agreement.

    Reference is made to the Liens securing the Indebtedness evidenced by the Comdisco Agreement.

Due Organization and Qualification (Section 5.1)

    Borrower's subsidiary, NuVasive (Europe) GmbH, is existing under the laws of Germany.

Due Authorization: No Conflict (Section 5.2)

    The GATX Agreements requires consent of GATX, Inc. prior to the consummation of the transactions contemplated by the Loan Documents.

Collateral (Section 5.3)

    One or more notes payable to the Borrower are currently in the possession of Transamerica Business Credit Corporation. These notes will be returned to Borrower upon Bank's payment of the Payoff Demand Amount to Transamerica Business Credit Corporation.

Prior names (Section 5.5)

    Nuvasive, Inc. (as opposed to NuVasive, Inc.)

Litigation (Section 5.6)

    Reference is made to a lawsuit filed against the Borrower in the Circuit Court of Shelby County, Tennessee, Case No. CT-001579-01, by Medtronic, Inc. and Medtronic Sofamor Danek, Inc. (collectively referred to herein as "Medtronic"). The Tennessee Lawsuit seeks declaratory and injunctive relief for what it alleges to be the Company's interference with Medtronic's contractual relations with its employees—in particular, with certain non-competition covenants that Medtronic alleges exist between it and three former Medtronic (and current Borrower) employees: Lew Bennett, Keith Valentine and Patrick Miles (the "Individuals"). Reference is made to a lawsuit filed by the Individuals in San Diego Superior Court, Case No. GIC 765710 (the "California Lawsuit"), seeking declaratory relief, temporary and permanent injunctions, and claiming statutory unfair competition against Medtronic, on the grounds that Medtronic's attempt to enforce non-compete agreements against California residents and their California employer (the Borrower) violates fundamental California policy barring such agreements, and constitutes an unfair business practice under California Business & Professions Code § 17200. The California Lawsuit has been removed to United States District Court for the Southern District of California, Case No. 01 CV 00684 JM (JFS).

    Reference is made to the following litigation related to product liability claims:

      Ronald G. Barnett v. James Francis Marino, M.D.; Healthsouth UTC Surgicenter; NuVasive, Inc. and Does 1 through 100, inclusive, Case No. GIC 774481, Superior Court of California, County of San Diego.

      Susan L. Klug v. James F. Marino, M.D.; Nick Zelinsky; Jeff Blewett; Curt Stone; Palomar-Pomerado Health System; NuVasive, Inc.; and Does 1-50 inclusive, Case No. GIC 777380, Superior Court of California, County of San Diego.

      Kenneth Dixon, Jean Dixon v. James F. Marino, M.D.; Nick Zelensky; Palomar-Pomerado Health System; NuVasive, Inc.; Stryker Corporation and Does 1-50, inclusive, Case No. GIC 777906, Superior Court of Califonria, County of San Diego.

AMENDED AND RESTATED

AMENDMENT TO LOAN AND SECURITY AGREEMENT

        This Amended and Restated Amendment to Loan and Security Agreement ("Amendment") is entered into as of March 31, 2004 ("Closing Date") by and between Comerica Bank ("Bank"), and Nuvasive, Inc., a Delaware corporation ("Borrower"). This Agreement amends and restates in its entirety the Amendment to Loan and Security Agreement between Bank and Borrower dated as of May 21, 2003, and is made with reference to the facts recited therein as follows:

RECITALS

        WHEREAS, Borrower and Bank are parties to, among other things, that certain Loan and Security Agreement dated as of January 9, 2003 (as amended, restated, modified, supplemented or revised from time to time, the "Loan Agreement"); capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Loan Agreement;

        WHEREAS, Bank has completed its initial audit of Borrower's Accounts and has approved an initial advance rate of up to 80% of Eligible Accounts based upon that initial audit, and Borrower has acknowledged that, pursuant to Section 6.2(d) of the Loan Agreement, Bank may adjust the Borrowing Base percentage in its sole discretion based upon Bank's review of future audits of Borrower's Accounts;

        WHEREAS, Borrower has requested that Bank amend certain provisions of the Loan Agreement, including, among other things, to extend certain maturity dates, to increase the Equipment Line, and to amend and reduce the existing minimum cash covenant;

        WHEREAS, Bank is willing to amend certain provisions of the Loan Agreement on the terms and conditions set forth in this Amendment;

        NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon execution and delivery of this Amendment by Borrower and Bank, it is hereby agreed as follows:

I.
Amendments to Loan Agreement.    Upon the effectiveness of this Amendment, the Loan Agreement will be amended as follows:

A.
Sublimit A, the $750,000 sublimit for non-formula Advances under the Committed Revolving Line established in Section 2.1(b)(iii) of the Loan Agreement, is deleted. All references in the Loan Agreement to "Sublimit A" are deleted.

B.
The amortization of the Take-Out Advance set forth in Section 2.1(b)(iv)(b) is amended to extend the maturity date and to provide that the remaining balance as of the Closing Date will be amortized and paid as follows:

      The unpaid principal balance of the Take-Out Advance shall be payable in 14 equal monthly installments of principal, plus all accrued interest, beginning on May 31, 2003 and continuing on the last day of each month thereafter through the Take-Out Maturity Date, at which time all amounts due in connection with the Take-Out Advance made under Section 2.1(iv) of the Loan Agreement shall be immediately due and payable. Borrower may prepay the Take-Out Advance without penalty or premium.

  C.
  The Minimum Cash covenant, set forth in Section 6.7(a) of the Loan Agreement is amended and restated in its entirety to provide as follows:

      Borrower to maintain, at all times, minimum Unrestricted Cash of 40% of all Indebtedness owed to Bank (the "Liquidity Covenant"). Borrower has prepared its Revised Base Case 2003 Budget Spreadsheet, a copy of which is on file with Bank ("2003 Projections"). If, as of September 30, 2003, Borrower is within 85% of its revenue and 115% of its net loss forecast in Borrower's 2003 Projections for (i) Borrower's fiscal year to date and (ii) the trailing 3 month period ending August 31, 2003, the Liquidity Covenant will be reduced to 25% of all Indebtedness owed to Bank as of September 30, 2003.

  D.
  Amendments to defined terms.    The defined terms set forth below are amended and restated in their entirety to provide as follows:

      "Revolving Maturity Date" means June 30, 2004.

      "Sublimit C" means a sublimit for Equipment Advances under the Committed Revolving Line not to exceed $2,000,000.

      "Sublimit C Amount" means $2,000,000.

      "Take Out Maturity Date" means June 30, 2004.

  E.
  Reimbursement of Bank's Fees and Costs. Borrower shall pay Bank all Bank Expenses incurred in connection with the preparation of this Amendment. By execution of this Amendment, Borrower authorizes Bank to charge Borrower's Account No. 1892034446 for such Bank Expenses.

II.
Conditions to Effectiveness.    The effectiveness of the amendments to the Loan Agreement set forth in this Amendment are subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

A.
This Amendment, duly executed by Borrower;

B.
Such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

III.
Representations and Warranties.    Borrower represents and warrants to Bank that the following statements in this Section III are true, correct and complete and such statements shall be deemed to be representations and warranties made pursuant to the Loan Agreement.

A.
Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under the Loan Agreement as amended by this Amendment (for purposes of this Section III, the "Amended Loan Agreement").

B.
The execution and delivery of this Amendment and the performance of the Amended Loan Agreement have been duly authorized by all necessary corporate action by Borrower.

C.
This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency reorganization or other laws affecting the enforcement of creditors' rights generally and by general equitable principles;

D.
The representations and warranties contained in Section 5 of the Loan Agreement are true, correct and complete as of the Closing Date to the same extent as though made on and as of such date; and

E.
No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment which would constitute an Event of Default under the Amended Loan Agreement.

IV.
Miscellaneous Provisions.
A.
Each reference in the Loan Agreement to "this Agreement," "the Agreement," "herein," "hereof," or words of similar meaning referring to the Loan Agreement, and each reference in any other document or agreement entered into in connection with the Loan Agreement to

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    "the Loan and Security Agreement," "the Loan Agreement," thereof," therein," or words of similar meaning referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

  B.
  The amendments contained herein shall be effective only with respect to the specific transactions described in this Amendment and the execution, delivery and effectiveness of this Amendment shall not, except a specifically set forth herein, operate as a waiver of any provision of the Loan Agreement or of any right, power or remedy of Bank under the Loan Agreement.

  C.
  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of San Diego, State of California. BANK AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

  D.
  Time is of the essence for the performance of all obligations set forth herein.

  E.
  This Amendment may be executed in counterparts, and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

NUVASIVE, INC.
By:	/s/ KEVIN O'BOYLE
Title:	CFO
COMERICA BANK
By:	/s/ [ILLEGIBLE]
Title:	Senior Vice President

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AMENDED AND RESTATED SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

        This Amended and Restated Second Amendment to Loan and Security Agreement ("Agreement") is entered into as of March 31, 2004 ("Amendment Closing Date") by and between Comerica Bank ("Bank"), and Nuvasive, Inc., a Delaware corporation ("Borrower"). This Agreement amends and restates in its entirety the Second Amended to Loan and Security Agreement between Bank and Borrower dated as of March 12, 2004, and is made with reference to the following facts:

          A.    Bank and Borrower are parties to that certain Loan and Security Agreement dated as of January 9, 2003, which has been amended by an Amendment to Loan and Security Agreement dated as of May 21, 2003 (as amended, the "Loan Agreement").

          B.    The Loan Agreement provides for a Revolving Line, a Take-Out Advance and an Equipment Line of Credit. Borrower's obligations to Bank with respect to the Take-Out Advance and the Equipment Line of Credit are presently amortized as set forth in the Loan Agreement.

          C.    The parties desire to amend the Loan Agreement in order to (i) remove all remaining sublimits with respect to the Committed Revolving Line and extend the Revolving Maturity Date; (ii) provide for a new equipment line of credit up to $2,500,000; (iii) consolidate the amounts owing by Borrower with respect to the Take-Out Advance and the Equipment Line of Credit into a single term loan; and (iv) add certain additional financial covenants.

        NOW, THEREFORE, for good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

1.    Defined Terms.

        Unless defined otherwise herein, all capitalized terms used in this Agreement shall have the meanings attributed to those terms in the Loan Agreement.

2.    Amendment of Loan Agreement.

  (a)
  The following defined terms in Exhibit A to the Loan Agreement are amended and restated in their entirety to provide as follows:

  (i)
  "Committed Revolving Line" means a Credit Extension of up to $5,000,000.

  (ii)
  "Revolving Maturity Date" means April 30, 2005.

  (iii)
  "Tranche A Availability End Date" means June 30, 2004.

  (iv)
  "Tranche B Availability End Date" means September 30, 2004.

  (v)
  "Tranche C Availability End Date" means December 31, 2004.

  (vi)
  "Tranche D Availability End Date" means March 31, 2005.

  (vii)
  "Tranche A Maturity Date" means March 31, 2007.

  (viii)
  "Tranche B Maturity Date" means June 30, 2007.

  (ix)
  "Tranche C Maturity Date" means September 30, 2007.

  (x)
  "Tranche D Maturity Date" means December 31, 2007.

  (b)
  The following defined terms are added to the Loan Agreement:

      "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the sum of the capital stock, partnership interest or limited liability company interest and additional paid-in capital plus retained earnings (or minus accumulated

1

      deficit) of Borrower and its Subsidiaries minus intangible assets, plus Subordinated Debt, on a consolidated basis determined in accordance with GAAP.

      "Term Loan Maturity Date" means August 31, 2006.

  (c)
  Section 2.1(b)(i) is amended and restated in its entirety to provide as follows:

      Amount.    Subject to and upon the terms and conditions of this Agreement (1) Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Committed Revolving Line, or (B) the Borrowing Base; and (2) amounts borrowed pursuant to this Section 2.1(b) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium.

  (d)
  Sublimits B and C under the Committed Revolving Line established in Sections 2.1(b)(iv) and 2.1(b)(v) of the Loan Agreement are deleted. All references in the Loan Agreement to "Sublimit B" and "Sublimit C" are deleted.

  (e)
  The following is added to the Loan Agreement as new Section 2.1(vi):

      New Equipment Line of Credit.

            a)    Subject to and upon the terms and conditions of this Agreement, Bank agrees to make advances (each an "Equipment Advance" and, collectively, the "Equipment Advances") to Borrower in four tranches, Tranche A, Tranche B, Tranche C and Tranche D. Borrower may request Equipment Advances under Tranche A at any time from the date hereof through the Tranche A Availability End Date. Borrower may request Equipment Advances under Tranche B at any time from the Tranche A Availability End Date through the Tranche B Availability End Date. Borrower may request Equipment Advances under Tranche C at any time from the Tranche B Availability End Date through the Tranche C Availability End Date. Borrower may request Equipment Advances under Tranche D at any time from the Tranche C Availability End Date through the Tranche D Availability End Date. Borrower may request Advances for Equipment Soft Costs up to 60% of the Equipment Line. The aggregate outstanding amount of Tranche A Equipment Advances, Tranche B Equipment Advances, Tranche C Equipment Advances and Tranche D Equipment Advances (including any Advances for Equipment Soft Costs) shall not exceed $2,500,0000; provided, however, that no more than $1,750,000 will be available during the first six months of the draw period (i.e., through the Tranche B Availability End Date), with the remainder available during the second six months. Each Equipment Advance shall not exceed 100% of the invoice amount of equipment approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, shipping, warranty charges, freight discounts and installation expense. The Equipment Advances shall be made on a non-formula basis. Borrower shall not be required to submit a Borrowing Base Certificate in connection with any Equipment Advance.

            b)    Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a), and shall be payable in accordance with Section 2.3(c). Any Equipment Advances that are outstanding under Tranche A on the Tranche A Availability End Date shall be payable in 33 equal monthly installments of principal, plus all accrued interest, beginning on July 31, 2004, and continuing on the same day of each month thereafter through the Tranche A Maturity Date, at which time all amounts due in connection with Tranche A Equipment Advances made under this Section 2.1(vi) shall be immediately due and payable. Any Equipment Advances that are outstanding under Tranche B on the Tranche B Availability End Date shall be payable in 33 equal monthly installments of principal, plus all accrued

2

    interest, beginning on October 31, 2004, and continuing on the same day of each month thereafter through the Tranche B Maturity Date, at which time all amounts due in connection with Tranche B Equipment Advances made under this Section 2.1(vi) shall be immediately due and payable. Any Equipment Advances that are outstanding under Tranche C on the Tranche C Availability End Date shall be payable in 33 equal monthly installments of principal, plus all accrued interest, beginning on January 31, 2005, and continuing on the same day of each month thereafter through the Tranche C Maturity Date, at which time all amounts due in connection with Tranche C Equipment Advances made under this Section 2.1(vi) shall be immediately due and payable. Any Equipment Advances that are outstanding under Tranche D on the Tranche D Availability End Date shall be payable in 33 equal monthly installments of principal, plus all accrued interest, beginning on April 30, 2005, and continuing on the same day of each month thereafter through the Tranche D Maturity Date, at which time all amounts due in connection with Tranche D Equipment Advances made under this Section 2.1(vi) and any other amounts due under this Agreement shall be immediately due and payable. Equipment Advances, once repaid, may not be reborrowed. Borrower may prepay any Equipment Advances without penalty or premium.

            c)     When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank by facsimile transmission to be received no later than 3:00 p.m. Pacific time three Business Days before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit C. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.

  (f)
  The following is added to the Loan Agreement as new Section 2.1(b)(vii).

      Term Loan.

            a)    Subject to and upon the terms and conditions of this Agreement, Bank agrees to make a single advance ("Term Loan") to Borrower. The amount of the Term Loan shall be equal to the sum of Borrower's principal Obligations owed to Bank pursuant to the Take-Out Advance and the Equipment Advances under the Equipment Line, plus all accrued interest thereon as of the date of the Term Loan.

            b)    Interest shall accrue from the date of the Term Loan at the rate specified in Section 2.2(a), and shall be payable in accordance with Section 2.2(c). The Term Loan shall be payable in equal monthly installments of principal, plus all accrued interest, beginning on the first day of the calendar month following the date of the Term Loan, and continuing on the same day of each month thereafter through the Term Loan Maturity Date, at which time all amounts due in connection with the Term Loan made under this Section 2.1(b)(vii) shall be immediately due and payable. Borrower may prepay the Term Loan without penalty or premium.

  (g)
  Section 2.3(a) is amended and restated in its entirety to provide as follows:

            2.3(a) Interest Rates.    Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to one-half of one percent (0.5%) above the Prime Rate.

  (h)
  The following is added to the Loan Agreement as new Section 2.5(c):

            2.5(c) Non-Usage Fee.    Borrower shall pay to Bank a non-usage fee at the rate of 0.5% per annum on the average quarterly amount by which the maximum amount available under the Committed Revolving Line exceeds the aggregate amount of all outstanding Advances under the Committed Revolving Line from time to time (i.e., the final line item on the Borrowing Base Certificate entitled "Reserve Position"). Such non-usage fee shall be payable

3

    quarterly in arrears on the last day of April, July, October and January, commencing April 30, 2004.

  (i)
  Section 6.7(a) of the Loan Agreement is amended and restated in its entirety to provide as follows:

            6.7(a) Minimum Cash.    Borrower to maintain at all times minimum Unrestricted Cash of not less than $2,500,000.

  (j)
  The following financial covenants are added to the Loan Agreement as new Sections 6.7(b) and 6.7(c):

            6.7(b) Tangible Net Worth.    Borrower's Tangible Net Worth shall not be less than $3,750,000, less any non-cash adjustments in 2004 for stock transactions, or unless otherwise approved by Bank.

            6.7(c) Minimum Monthly Revenue.    Borrower to maintain, on a three-month rolling average, minimum monthly revenue of 75% of Borrower's plan for 2004, entitled "Nuvasive Cash Flow and BS," dated 3/3/2004, a copy of which is on file with Bank.

  (k)
  Section 6.9 of the Loan Agreement and Exhibit F to the Loan Agreement are hereby deleted.

  (l)
  Section 8.4 of the Loan Agreement is amended and restated in its entirety to provide as follows:

            8.4 Material Adverse Change.    If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral

3.    Borrower Reaffirmation.    Borrower acknowledges that the Loan Agreement, as amended by this Agreement, and all notes and documents related thereto ("Loan Documents") constitute duly authorized, valid, binding, fully perfected and continuing agreements and obligations of Borrower to Bank, enforceable in accordance with their respective terms; and that Borrower has no claims, cross-claims, counterclaims, setoffs or defenses of any kind or nature which would in any way reduce or offset its obligations to Bank under the Loan Documents as of the date of this Agreement. Borrower ratifies and reaffirms the continuing effectiveness of the Loan Documents all other instruments, documents and agreements entered into with Bank in connection with the Loan Documents. Borrower hereby confirms and ratifies Bank's first priority lien and security interest in all Collateral including all presently existing and hereafter acquired Collateral, except as otherwise specified in the Loan Agreement, as amended by this Agreement. Borrower reaffirms that it shall execute such security agreements, control agreements, financing statements and other documents as Bank may from time to time reasonably request to carry out the terms of the Loan Documents. Such liens and security interests shall secure all of the obligations of Borrower under the Loan Documents, including this Agreement.

4.    Limited Scope of Agreement.

  (a)
  Nothing contained in this Agreement shall be interpreted as or be deemed a release or a waiver by Bank of any of the terms and conditions of the Loan Documents, or any other documents, instruments and agreements between the parties hereto except as specifically provided in this Agreement. Unless specifically modified herein, all other terms and provisions of the Loan Documents shall remain in full force and effect in accordance with their original terms, and are hereby ratified and confirmed in all respects. This Agreement does not constitute a waiver or release by Bank of any obligations between Borrower and Bank unless expressly so provided herein, nor between Bank and any other person or entity.

4

  (b)
  Each reference in the Loan Agreement to "this Agreement," "the Agreement," "herein," "hereof," or words of similar meaning referring to the Loan Agreement, and each reference in any other document or agreement entered into in connection with the Loan Agreement to "the Loan Agreement," "thereof," "therein," or words of similar meaning referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

5.    Reimbursement of Bank's Fees and Costs.    Pursuant to the Loan Agreement, Borrower shall pay Bank (i) a Facility Fee in the amount of $6,250, and (ii) all Bank Expenses incurred in connection with the negotiation, preparation and documentation of this Agreement and all accompanying documents. By execution of this Agreement, Borrower authorizes Bank to collect the amounts set forth in this Section by charging Borrower's demand deposit account number 1892-03444-6.

6.    Conditions to Effectiveness.    The effectiveness of the amendments to the Loan Agreement set forth in this Amendment are subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

  (a)
  This Amendment, duly executed by Borrower;

  (b)
  A warrant to purchase 45,000 shares of Borrower's Series D-1 preferred stock at an exercise price or $4.30 per share, in the form attached hereto as Exhibit A;

  (c)
  Payment of the Facility Fee and Bank Expenses pursuant to Section 5 above; and

  (d)
  Such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

7.    Remedies.    If an Event of Default shall occur under the Loan Documents, this Agreement or any other agreement executed in connection herewith, Bank may exercise, at its election, and without notice, demand, protest or presentment (which notice, demand, protest and presentment are expressly waived) all rights and remedies granted to it in the Loan Documents or according to applicable law. Borrower acknowledges and agrees that all rights and remedies granted to Bank under the Loan Documents and this Agreement are cumulative, and Bank shall have the right to exercise any one or more of such rights and remedies alternatively, successively or concurrently as Bank may, in its sole and absolute discretion, deem advisable.

8.    Representations and Warranties.    Borrower hereby represents and warrants that all representations and warranties contained in the Loan Agreement, as amended by this Agreement, are true and correct as of the date of this Agreement. No Event of Default has occurred and/or is continuing under any of the Loan Documents. No representation or warranty of Borrower contained in this Agreement or in any documents provided to Bank in connection herewith (including any financial statements and/or financial information) misstates any material fact or omits to state a material fact, the absence of which makes such representation, warranty or statement misleading.

9.    Authority.    Each party hereto represents and warrants to each other party that (i) it has authority to execute this Agreement; (ii) the execution, delivery and performance of this Agreement does not require the consent or approval of any person, entity, governmental body, trust, trustor or other authority; (iii) this Agreement is a valid, binding and legal obligation of the undersigned enforceable in accordance with its terms, and does not contravene or conflict with any other agreement, indenture or undertaking to which any party hereto is a party; and (iv) each party hereto is the sole and lawful owner of all right, title, and interest in and to every claim and other matter which the party purports to settle or compromise herein.

10.    Payment of Expenses.    In the event any action (whether or not in a court proceeding) shall be required to interpret, implement, modify, or enforce the terms and provisions of this Agreement, or to declare rights under same, the prevailing party in such action shall recover from the losing party all of

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its fees and costs, including, but not limited to, the reasonable attorneys' fees and costs (if applicable) of Bank's outside counsel.

11.    Governing Law.    This Agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the state of California. The parties also hereby agree to submit to the jurisdiction of the California courts with respect to all matters relating to this Agreement.

12.    Successors, Assigns.    This Agreement shall be binding on and inure to the benefit of all of the parties hereto, and upon the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and each of them. The terms and provisions of this Agreement are for the exclusive benefit of Borrower and Bank, and may not be transferred, assigned, pledged, set over or negotiated to any person or entity without the prior express written consent of Bank. Notwithstanding any other provisions contained herein, Bank may sell, transfer, negotiate, assign or grant participations in all or a portion of its rights in any of the Loan Documents, in this Agreement, to any person or entity without prior notice to Borrower, provided, however, that any such assignee shall be bound by the terms and provisions of the Loan Documents and this Agreement.

13.    Jury Trial Waiver.

        BORROWER AND BANK EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY BANK OR BORROWER, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

14.    Complete Agreement of Parties.    This Agreement constitutes the entire agreement between Bank and Borrower arising out of, related to or connected with the subject matter of this Agreement. Any supplements, modifications, waivers or terminations of this Agreement shall not be binding unless executed in writing by the parties to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provisions of this Agreement (whether similar or not), nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided. However, this Agreement does not alter or amend any provision of any of the Loan Documents except to the extent of the provisions expressly set forth herein.

15.    Execution In Counterparts.    This Agreement may be executed in any number of counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute but one and the same agreement.

16.    Contradictory Terms/Severability.    In the event that any term or provision of this Agreement contradicts any term or provision of any other document, instrument or agreement between the parties including, but not limited to, any of the Loan Documents, the terms of this Agreement shall control. If any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from all other provisions of this Agreement, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be adversely affected or impaired, and shall thereby remain in full force and effect.

17.    Headings.    All headings contained herein are for convenience purposes only, and shall not be considered when interpreting this Agreement.

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18.    Continuing Cooperation.    The parties hereto shall cooperate with each other in carrying out the terms and intent of this Agreement, and shall execute such other documents, instruments and agreements as are reasonably required to effectuate the terms and intent of this Agreement.

19.    Consultation With Counsel.    Each party hereto acknowledges that (i) it has been represented by counsel of its own choice at each stage in the negotiation of this Agreement; (ii) it has relied on such counsel's advice throughout all of the negotiations which preceded the execution of this Agreement, and in connection with the preparation and execution of this Agreement; (iii) such counsel has read this Agreement; (iv) such counsel has advised such party concerning the validity and effectiveness of this Agreement, and the transactions to be consummated in accordance therewith and/or each party has had the opportunity to consult with counsel and has voluntarily waived doing so; and (v) each party hereto is freely and voluntarily entering into this Agreement.

[The remainder of this page is intentionally left blank.]

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AGREED AND ACCEPTED:
COMERICA BANK
By:	/s/ ILLEGIBLE	Dated: 3/31/04
Title:	Senior Vice President
NUVASIVE, INC.
By:	/s/ KEVIN O'BOYLE	Dated: 3/31/04
Title:	CFO

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EXHIBIT A

WARRANT

        Files as Exhibit 10.40 to this Registration Statement

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QuickLinks

  EXHIBIT 10.39
EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D BORROWING BASE CERTIFICATE
EXHIBIT E COMPLIANCE CERTIFICATE
EXHIBIT F Investor Support Letter
EXHIBIT G Landlord Waiver
EXHIBIT H
EXHIBIT I Series D-1 Preferred Stock Warrant
EXHIBIT J Common Stock Warrant
SCHEDULE OF EXCEPTIONS
AMENDED AND RESTATED AMENDMENT TO LOAN AND SECURITY AGREEMENT
RECITALS
AMENDED AND RESTATED SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
EXHIBIT A WARRANT